UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 1999
                                                 -------------


                      Transnational Financial Network, Inc.
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        (Exact name of small business issuer as specified in its charter)


California                           1-14219                     94-2964195
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(State or other jurisdiction      (Commission File           (I.R.S.Employer
of incorporation)                     Number)                Identification No.)

401 Taraval Street, San Francisco, CA                            94116
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(Address of principal executive offices)                       (Zip Code)



(Registrant's telephone number, including area code: (415) 242-7800


              (Former name, former address and former fiscal year,
                         if changed since last report)





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Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The following financial statements for LRS, Inc are attached hereto as Exhibit 99.1

Audited  Financial  statements for the Year ended December 31, 1998
  Independent Auditors' Report
  Balance Sheet
  Statement of Income
  Statement of Changes in Stockholders' Equity
  Statement of Cash Flows
  Notes to Financial Statements

(b) Pro Forma Financial Information. Attached hereto as Exhibit 99.2 is the unaudited pro forma condensed combined statement of operations for the seven month period ended July 31, 1999, as if the acquisition of LRS, Inc. occurred as of January 1, 1999.

The pro forma condensed combined financial statements have been prepared by the management of the Company based on the historical financial statements of the Company and of LRS, Inc. using the purchase method of accounting. Assumptions and adjustments are discussed in the introductory notes to the pro forma condensed combined financial statements. In the opinion of the management of the Company, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The shares outstanding have been adjusted to reflect the issuance of shares for the acquisition. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what actual results of operations would have been for the period had the transaction occurred on the dates indicated. In addition, such financial statements do not purport to indicate the results of future operations of financial position of the Company from the acquisition date forward.

The accompanying pro forma financial statements reflect the allocation of purchase price based on a preliminary analysis of the values of equity instruments issued and the assets acquired and liabilities assumed. Final analysis may result in a change to the purchase price allocation.

(c)      Exhibits.

99.1 Audited Financial Statements of LRS, Inc. as of and for the year ended December 31, 1999.

99.2     Unaudited pro forma consolidating financial statements.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.

Date: May 16, 2000
                                            Transnational Financial Corporation

                                            /s/ Joseph Kristul

                                            Joseph Kristul, President


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